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                                                                   Exhibit 10.60

            THIS SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED
        PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT
             TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS
           PROMISSORY NOTE MAY NOT BE SOLD, UNLESS EITHER REGISTERED
           UNDER SUCH ACT AND SUCH APPLICABLE STATE LAWS OR UNLESS AN
                 EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                          SUBORDINATED PROMISSORY NOTE

                                 Aircraft N377SK

$ 440,000                                                      February 20, 2002


         FOR VALUE RECEIVED, Chautauqua Airlines, Inc., a New York corporation (the "Company and "Borrower"), hereby jointly and severally unconditionally promises to pay on demand to the order of Solitair Corp., a Delaware corporation ("Lender"), at c/o Wexford Capital LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830 or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of four hundred and forty thousand dollars ($440,000.00) or such lesser amount as may be outstanding hereunder on or before March 31, 2003, together with interest (computed on the basis of a 360-day year of twelve 30-day months and compounded semiannually) (a) on the unpaid balance thereof at the rate of 9% per annum from the date hereof, (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable as aforesaid (or, at the option of the holder hereof, on demand), at a rate per annum equal to 12%.

         Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note.

         The Company agrees, and the holder agrees, that the indebtedness evidenced by this Note is subordinate in right of payment, to the extent and in the manner provided in this paragraph, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt. "Senior Debt" means any indebtedness to Fleet Capital Corporation under the terms of the Loan and Security Agreement dated December 9, 1998 as amended by Amendment No. 1 to Loan and Security Agreement dated July 27, 1999, Amendment No. 2 to Loan and Security Agreement dated August 28, 1999, and Amendment No. 3 to Loan and Security Agreement dated October 29, 2001or as further amended pursuant to any subsequent amendment. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, (1) holders of Senior Debt shall be entitled to receive payment

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in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before the holder shall be entitled to receive any payment of principal of or interest on this Note; and (2) until the Senior Debt is paid in full in cash, any distribution to which the holder would be entitled but for this paragraph shall be made to holders of Senior Debt as their interests may appear. The Company may not pay principal of or interest on this Note and may not acquire this Note for cash or property other than capital stock of the Company if a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity, and if a distribution is made to the holder that because of this paragraph should not have been made to it, the holder who receives the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear. After all Senior Debt is paid in full and until this Note is paid in full, the holder shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders have been applied to the payment of Senior Debt. Nothing in this paragraph shall impair, as between the Company and the holder, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms.

         The Company may prepay this Note, in whole or in part, at any time together with interest accrued to the date of such prepayment. Upon any sale, assignment, transfer or other disposition of any stock of Chautauqua Airlines, Inc., or upon any issuance or sale by the Company or the Company's parent company of any capital stock, the Company shall prepay principal and interest on this Note in an amount equal to the cash proceeds of any such disposition, issuance or sale, net of reasonable costs and expenses and net of any repayments of indebtedness secured by a lien on any such stock of Chautauqua Airlines, Inc.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

         This Note shall be interpreted, governed by, and construed in accordance with, the laws of the State of New York.

         In Witness Whereof, Borrower has caused this Note to be duly executed and delivered on the date first above written.

                                   CHAUTAUQUA AIRLINES, INC.



                                   By:   ROBERT H. COOPER
                                         ---------------------------------------
                                         Name: Robert H. Cooper
                                         Title: Executive Vice President & CFO



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NOTE TO EXHIBIT 10.60

The additional Subordinated Promissory Notes are substantially identical in all material respects to the filed Subordinated Promissory Note except as follows:


Date of Promissory Note             Aircraft Related to            Loan Amount              Maturity Date
-----------------------             -------------------            -----------              -------------
March 27, 2002                              N376SK                  $440,000               March 31, 2003
March 27, 2002                              N377SK                  $440,000               March 31, 2003
May 24, 2002                                N378SK                  $440,000               March 31, 2003
June 20, 2002                               N379SK                  $440,000               March 31, 2003
July 12, 2002                               N381SK                  $440,000               March 31, 2003
July 18, 2002                               N380SK                  $440,000               March 31, 2003